Registration No. 333-112929

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUQUESNE LIGHT COMPANY

(Exact name of Registrant as specified in its charter)

Pennsylvania	25-0451600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

411 Seventh Avenue

Pittsburgh, PA 15219

(412) 393-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Morgan K. O’Brien

President and Chief Executive Officer

411 Seventh Avenue

Pittsburgh, PA 15219

(412) 393-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

EXPLANATORY NOTE

The Registration Statement on Form S-3 (Registration No. 333-112929) (the “Registration Statement”) of Duquesne Light Company (“DLC”), pertaining to the registration of certain shares of DLC’s preferred stock and certain debt securities of DLC, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on February 18, 2004.

DLC has terminated all offerings of preferred stock and debt securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, DLC hereby removes from registration all shares of preferred stock and all debt securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of May, 2007.

DUQUESNE LIGHT COMPANY

By:	/s/ Morgan K. O’Brien
Morgan K. O’Brien
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date

/s/ Morgan K. O’Brien Morgan K. O’Brien	President, Chief Executive Officer and Director	May 30, 2007

/s/ Mark E. Kaplan Mark E. Kaplan	Senior Vice President, Chief Financial Officer and Director	May 30, 2007

/s/ Susan S. Betta Susan S. Betta	Controller (Principal Accounting Officer)	May 30, 2007

/s/ Maureen L. Hogel Maureen L. Hogel	Director	May 30, 2007